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                                  EXHIBIT 10.2

                    FORM OF NEW YORK COMMUNITY BANCORP, INC.
                        STOCK OPTION ASSUMPTION AGREEMENT

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                    FORM OF STOCK OPTION ASSUMPTION AGREEMENT

Dear Optionee:

          As you know, on December 30, 2005 (the "Closing Date"), Long Island Financial Corp. ("LIFC") merged with and into New York Community Bancorp, Inc. ("NYB"), a Delaware corporation (the "Merger"). In the Merger, each holder of shares of LIFC common stock received 2.32 shares of NYB common stock for each share of LIFC common stock (the "Exchange Ratio"). On the Closing Date you held one or more outstanding options to purchase shares of LIFC common stock granted to you under the LIFC 1998 Stock Option Plan (the "Plan") and documented with a Stock Option Agreement(s) and/or Notice(s) of Grant of Stock Option and any amendment(s) or waiver(s) thereto (collectively, the "Option Agreement") issued to you under the Plan (the "LIFC Options"). In accordance with the Merger, on the Closing Date, NYB assumed all obligations of LIFC under the LIFC Options. This Agreement evidences the assumption of the LIFC Options, including the necessary adjustments to the LIFC Options required by the Merger.

         A schedule of your LIFC Options immediately before and after the Merger is attached to this letter. The post-merger adjustments are based on the Exchange Ratio and are intended to: (i) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Merger; and (ii) to the extent applicable by law, to retain incentive stock option ("ISO") status under the Federal tax laws.

Unless the context otherwise requires, any references in the Plan and the Option Agreement (i) to the "Company" or the "Corporation" means NYB, (ii) to "Stock," "Common Stock" or "Shares" means shares of NYB common stock, (iii) to the "Board of Directors" or the "Board" means the Board of Directors of NYB and (iv) to the "Committee" means the Compensation Committee of the NYB Board of Directors. All references in the Option Agreement and the Plan relating to your status as an employee of LIFC will now refer to your status as an employee of NYB or any present or future NYB subsidiary. To the extent the Option Agreement allowed you to deliver shares of LIFC common stock as payment for the exercise price, shares of NYB common stock may be delivered in payment of the adjusted exercise price, and the period for which such shares were held as LIFC common stock prior to the Merger will be taken into account.

         The grant date, vesting commencement date, vesting schedule and the expiration date of your converted NYB Options remain the same as set forth in your Option Agreement, but the number of shares subject to each vesting installment has been adjusted to reflect the Exchange Ratio, as applicable. All other provisions which govern either the exercise or the termination of your converted NYB Options remain the same as set forth in your Option Agreement, and the provisions of the Option Agreement (except as expressly modified by this Agreement and the Merger) will govern and control your rights under this Agreement to purchase shares of NYB common stock. Upon your termination of employment with NYB you will have the limited time period specified in your Option Agreement to exercise your converted NYB Options. INCENTIVE STOCK OPTIONS EXERCISED MORE THAN THREE MONTHS AFTER THE DATE YOU CEASE TO BE AN EMPLOYEE OF NYB (ONE YEAR IN THE CASE OF DEATH OR DISABILITY) WILL BE TREATED AS NON-STATUTORY STOCK OPTIONS FOR TAX PURPOSES.

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         To exercise your converted NYB Options, you must deliver to the NYB
Human Resources Department (i) a written notice of exercise for the number of shares of NYB common stock you want to purchase, (ii) the adjusted exercise price, and (iii) all applicable taxes. The exercise notice and payment should be delivered to the following address:

                        New York Community Bancorp, Inc.
                           Human Resources Department
                               615 Merrick Avenue
                            Westbury, New York 11590

         Nothing in this Agreement or your Option Agreement interferes in any way with your rights and NYB's rights, which rights are expressly reserved, to terminate your employment at any time for any reason. Any future options, if any, you may receive from NYB will be governed by the terms of the NYB stock option plan, and such terms may be different from the terms of your converted NYB Options, including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

         Please sign and date this Agreement and return it promptly to the address listed above. If you have any questions regarding this Agreement or your assumed LIFC Options, please contact Felicia Carbo at (516) 683-4130.


                                           NEW YORK COMMUNITY BANCORP, INC.



                                           By:
                                               ---------------------------------
                                               A duly authorized officer of NYB



                                 ACKNOWLEDGMENT

         The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her LIFC Options hereby assumed by NYB are as set forth in the Option Agreement, the Plan, and such Stock Option Assumption Agreement.



Dated: ____________________, 20__               By:
                                                    ----------------------------
                                                    Optionee



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                                                                       EXHIBIT A


                OPTIONEE'S OUTSTANDING OPTIONS TO PURCHASE SHARES
                   OF LONG ISLAND FINANCIAL CORP. COMMON STOCK
                                  (PRE-MERGER)
Date of Option
Agreement                     Name of Plan             Number of Options              Exercise Price
------------------------      --------------------     ---------------------          --------------------





                OPTIONEE'S OUTSTANDING OPTIONS TO PURCHASE SHARES
                OF NEW YORK COMMUNITY BANCORP, INC. COMMON STOCK
                                  (POST-MERGER)

Date of Option
Agreement                     Name of Plan             Number of Options              Exercise Price
------------------------      --------------------     ---------------------          --------------------